EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to 18 U.S.C. § 1350, the undersigned certifies that this Quarterly Report on Form 10-QSB for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Ecology Coatings, Inc.

Dated: August 20, 2007	/s/ David W. Morgan
David W. Morgan
V.P., Chief Financial Officer & Treasurer (Principal financial officer)

     A signed original of this written statement required by Section 906 has been provided to Ecology Coatings, Inc. and will be retained by Ecology Coatings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.